UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, 17 October 2011

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	20-8017623
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

501 Silverside Road, Suite 105, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (310) 666-0051

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Matters: supplement on request for withdrawal of S4

In continuation of of the withdrawal of the S4 registration, SUngame is presenting the following findings on the 14C, dated 10 January 2011.

1)
Sungame has reviewed the 14C shareholder vote, dated 10 January 2011, and has concluded that the improvement of the financial information contained in the informational segment was prudent. Therefore, SUngame has amended the 14C shareholder vote, dated 10 January 2011, to include a more robust financial presentation, with the inclusion of the notes on the assumptions on how Sungame arrived at that financial presentations.

2)
Sungame has conducted a review as to the material reliance on the aforementioned 14C, and has concluded that all parties involved have justifiably relied upon the 14C, inclusive of third parties. F.K.A. Freevi has totally merged into Sungame and the former CEO of Sungame, now Chief Development Officer Guy Roberts, has moved to the Philippines to  work with the former Board member and remaining current General Manager of the Philippines facility to better manage the process in the development of the software in the Philippines facility, leaving US operations in the hands of CEO Neil Chandran. Moreover, F.K.A. Freevi has infused Sungame with cash to continue operations, which, if rescinded, Sungame has no realistic ability to repay, on an unmerged basis. Furthermore, all intellectual property (of the former separate entities) has been combined and new intellectual property has been developed on a joint basis. Lastly, an informal inquiry of majority shareholders resulted in a response that none of the shareholders inquired of desired a rescission of the 14C and viewed the concept of a giant step backward and a waste of time and resources.

3)
The plan moving of action moving forward is to rely on the merger, and to release ViDirectory and Flightdeck, to benefit the parties who had believed in Sungame, and the former Freevi. Likewise, it would have been very problematic for Sungame, or the former Freevi, to release ViDirectory and Flightdeck independently. All the parties involved are highly anticipating the release of ViDirectory and Flightdeck as the culmination of the efforts of all parties and the justification of the hardships endured. The release of ViDirectory and Flightdeck are expected to be the turning point for both companies to have viable product on othe market and generating revenue.Sungame has revisited the information contained in the 14C and, other than the financial statements, has concluded that it is a full and fair presentation of the facts culminating in the merger that would be of material concern to potential investors concerning the core business. As such, Sungame is pleased to help investors, and potential investors by providing the financial data in the revised 14C.

Item 9.01.   Financial Statements and Exhibits

(d)    Exhibits.

Exhibit
No.	Description

99.1	Business Plan of Sungame Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    17 October 2011
                Las, Vegas, Nevada

Sungame Corporation

/s/    Neil Chandran
By:  Neil Chandran
        Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
No.	Description

99.1	Business Plan of Sungame Corporation